EXHIBIT 99.1
                      [PULASKI FINANCIAL CORP. LETTERHEAD]

FOR IMMEDIATE RELEASE

                    PULASKI BANK EXPANDS TO KANSAS CITY AREA

  LEADING ST. LOUIS REAL ESTATE LENDER EXPECTS SIMILAR SUCCESS IN KANSAS CITY


ST. LOUIS, SEPTEMBER 24, 2002--Pulaski Financial Corp. (Nasdaq: PULB), whose subsidiary Pulaski Bank has risen to become one of the top residential mortgage lenders in the St. Louis area, today announced it is opening a lending office in the Kansas City area. The bank, which will operate as Pulaski Bank Home Lending, expects to open its office at 6600 College Blvd., Overland Park, Kansas, in mid October. Loan officers, however, plan to begin accepting loan applications as early as next week. The Office of Thrift Supervision has approved Pulaski Financial's application for the expansion.

[GRAPHIC OMITTED]


"We have hired a very seasoned team of local mortgage professionals," said William A. Donius, chairman, president and CEO. "We view this as an outstanding opportunity to expand our mortgage operations into a new market, thereby allowing us to continue our aggressive ramp-up in loan production.

"The Kansas City market is very similar to St. Louis, where we have experienced a great deal of success in real estate lending over the past 10 years," Donius added. "We have been primarily focused on the single-family purchase market, which will continue to be our focus in Kansas City. We're preparing for a fast start in Kansas City."

Pulaski Financial Corp.'s subsidiary, Pulaski Bank, has been serving customers in the St. Louis metropolitan area for 80 years. The bank offers a full line of quality retail banking products through five full-service offices. Visit the shareholder information page for more extensive information about the company's performance. The company's website can be accessed at www.pulaskibankstl.com.

STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS, WHICH CONTAIN THE WORDS "EXPECTS", "INTENDS" AND WORDS OF SIMILAR IMPORT, ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES DISCLOSED FROM TIME TO TIME IN DOCUMENTS THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS CURRENTLY ANTICIPATED. UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH FORWARD-LOOKING STATEMENTS.

FOR ADDITIONAL INFORMATION CONTACT:

William A. Donius, President & CEO      Karl Plath or Brien Gately
Pulaski Financial Corp.                 The Investor Relations Company
(314) 878-2210 Ext. 3610                (847) 296-4200


                                     # # #